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                                  EXHIBIT 99.1


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[TASTY BAKING LOGO]  NEWS RELEASE

FOR:                                            FROM:
Tasty Baking Company                            Gregory FCA Communications
For More Information:                           For More Information:
David Marberger                                 Mary Borneman
Chief Financial Officer                         610-642-8253
215-221-8500                                    mary@gregoryfca.com

FOR IMMEDIATE RELEASE

                TASTY BAKING MEETS ANALYSTS/INVESTORS IN NEW YORK

          NEW MANAGEMENT TEAM INTRODUCES STRATEGIC TRANSFORMATION PLAN

Philadelphia, PA, April 4, 2003 -- The new management team of Tasty Baking Company (NYSE: TBC) will conduct its first meeting with institutional investors and analysts in New York today to introduce the company's strategic transformation plan. The company will also announce that they expect to earn between $0.04 and $0.06 in the first quarter of 2003.

Commenting on the upcoming meeting, Charles P. Pizzi, President and Chief Executive Officer of Tasty Baking Company, said, "We have a committed new management team and an exciting long-term plan for the company. Today we will discuss where the company has been and the fundamental changes we are implementing. We will also discuss the company's transformation plan to drive future growth and shareholder wealth."

Pizzi continued, "The foundation of our future success is our people. Last week, our Philadelphia plant employees demonstrated their commitment to the new strategic direction of the company by rejecting union representation by a vote of three to one. Since January, our new management team has demonstrated their commitment to the new strategic direction by investing in Tasty Baking Company stock, as reported by CBS MarketWatch on April 1, 2003."

Vincent A. Melchiorre, Senior Vice President and Chief Marketing Officer, added, "There are five key components to our transformation plan. They are building brand equity, delivering product innovation, growing core routes, entering new markets, and driving operational excellence. We expect, as part of our plan, to improve one icon product per year and introduce at least one new product line per year."

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David S. Marberger, Senior Vice President and Chief Financial Officer, said, "We are placing increased emphasis on financial analysis and bringing rigorous discipline back to our business. Our recent 2002 financial performance is unacceptable and, with this transformation plan, we are taking the steps necessary to position Tasty for longer-term sustainable growth.

"We are laying out specific performance metrics for 2003 and beyond to enable all Tasty stakeholders to track the progress of our transformation plan. These metrics are in the areas of gross margins, advertising spending, working capital, core route sales growth, route expansion and product innovation," concluded Marberger.

The presentation will begin at 8:30 AM today and will be available as a webcast at www.tastykake.com, under the "Corporate Info" subheading. The conference will be archived for rebroadcast on the site for 30 days.

Tasty Baking Company, founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country's leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, PA. The company distributes its popular Tastykake brand in markets throughout the United States and Puerto Rico. With annual sales of $255 million, Tasty Baking Company offers more than 150 products under the Tastykake brand name, as well as the Aunt Sweeties and Snak N' Fresh labels. For more information on Tasty Baking, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States through the Tastykare department. Tastykare gift boxes can be ordered online or by calling 1-800-33-TASTY.

                                      # # #

Except for historical information contained herein, the matters discussed are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties which could cause actual results to differ materially. There are a number of factors that may cause actual results to differ from these forward-looking statements, including the success of marketing and sales strategies and new product development, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the Company are provided in the Company's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission from time to time. Please refer to these documents for a more thorough description of these and other risk factors.